THE INDEX TO EXHIBITS IS ON PAGE 6 OF THIS DOCUMENT.

        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999
                                                   REGISTRATION NO. 33-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              AUSPEX SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         93-0963760
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             2300 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1993 DIRECTORS' STOCK OPTION PLAN
                      1998 NON-STATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                 BRUCE N. MOORE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              AUSPEX SYSTEMS, INC.
                             2300 CENTRAL EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 566-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                               PROPOSED              PROPOSED
                                                                               MAXIMUM               MAXIMUM
           TITLE OF EACH CLASS                       AMOUNT                    OFFERING             AGGREGATE            AMOUNT OF
             OF SECURITIES TO                         TO BE                     PRICE                OFFERING          REGISTRATION
              BE REGISTERED                        REGISTERED                 PER SHARE               PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value, to be issued under the
  1993 Directors' Stock Option Plan.......         150,000 shares(1)            $5.875(2)           $  881,250           $  245.00
------------------------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value, to be issued under the
  1998 Non-Statutory Stock Option Plan....         750,000 shares(1)            $5.875(2)           $4,406,250           $1,225.00
====================================================================================================================================
         Total                                     900,000 shares                                   $5,287,500           $1,470.00
====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1993 Directors' Stock Option Plan and the number of shares authorized to be issued under the 1998 Non-Statutory Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of Auspex Systems, Inc. Common Stock as reported on The Nasdaq National Market on January 22, 1999 because the exercise prices of options to be granted in the future are not currently determinable.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     ITEM 3(A)

          The Annual Report on Form 10-K of Auspex Systems, Inc. (the "Registrant"), filed on September 24, 1998 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     ITEM 3(B)

          The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed on November 12, 1998 pursuant to Section 13 of the Exchange Act.

     ITEM 3(C)

          The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed on May 11, 1993 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

          The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on March 26, 1993, as amended.

          The description of the Registrant's Preferred Share Purchase Rights contained in Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed on April 20, 1995 pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4 DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8 EXHIBITS

     Exhibit
     Number                                  Document
     -------    ------------------------------------------------------------------------------------------------
       4.1(1)   Registration and Information Rights Agreement dated January 31, 1992.

       4.2(2)   Preferred Shares Rights Agreement between the Registrant and the First National Bank of
                Boston as Rights Agent dated April 19, 1995.

       5.1      Opinion of Counsel as to Legality of Securities Being Registered.

      23.1      Consent of Independent Public Accountants.

      23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).

      24.1      Power of Attorney (see page 5).

      99.1(3)   1993 Directors' Stock Option Plan and forms of Option Agreements, as amended to date.

      99.2      1998 Non-Statutory Stock Option Plan and form of Stock Option Agreement.

(1) Incorporated by reference to exhibits filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1, as amended (File No. 33-60052), which was declared effective on May 11, 1993.

(2) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Registration Statement on Form 8-A, which was filed on April 20, 1995.

(3) Incorporated by reference to exhibits filed in connection with the Registrant's Proxy Statement for the 1998 Annual Meeting of Stockholders, which was filed on October 16, 1998.

ITEM 9 UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Auspex Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 22, 1999.

                                       AUSPEX SYSTEMS, INC.

                                       By: /s/ Bruce N. Moore
                                           ----------------------------
                                           Bruce N. Moore, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce N. Moore and R. Marshall Case, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                               Date
----------------------------------------------------------------------------------------------------------------------
/s/ Bruce N. Moore                       President, Chief Executive Officer and                 January 22, 1999
--------------------------------------   Director
(Bruce N. Moore)

/s/ R. Marshall Case                     Vice President of Finance and Chief Financial          January 22, 1999
--------------------------------------   Officer (Principal Financial and Accounting
(R. Marshall Case)                       Officer)

/s/ R. Stephen Cheheyl                   Director                                               January 22, 1999
--------------------------------------
(R. Stephen Cheheyl)

/s/ W. Frank King                        Director                                               January 22, 1999
--------------------------------------
(W. Frank King)

                                INDEX TO EXHIBITS

    Exhibit                                                                                           Page
    Number                                  Document                                                   No.
    -------    ---------------------------------------------------------------------------------      ----
      4.1(1)   Registration and Information Rights Agreement dated January 31, 1992.
      4.2(2)   Preferred Shares Rights Agreement between the Registrant and the First National
               Bank of Boston as Rights Agent dated April 19, 1995.
      5.1      Opinion of Counsel as to Legality of Securities Being Registered.
     23.1      Consent of Independent Public Accountants.
     23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).
     24.1      Power of Attorney (see page 5).
     99.1(3)   1993 Directors' Stock Option Plan and forms of Option Agreements, as amended to date.
     99.2      1998 Non-Statutory Stock Option Plan and form of Stock Option Agreement.

------------------------------------

(1) Incorporated by reference to exhibits filed in response to Item 16(a), "Exhibits," of the Registrant's Registration Statement on Form S-1, as amended (File No. 33-60052), which was declared effective on May 11, 1993.

(2) Incorporated by reference to Exhibit 1 filed in connection with the Registrant's Registration Statement on Form 8-A, which was filed on April 20, 1995.

(3) Incorporated by reference to exhibits filed in connection with the Registrant's Proxy Statement for the 1998 Annual Meeting of Stockholders, which was filed on October 16, 1998.